UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, Leaf Group Ltd. (“Leaf Group” or the “Company”) entered into an Agreement and Plan of Merger, dated April 3, 2021, by and among Graham Holdings Company (“Parent”), Pacifica Merger Sub, Inc., a wholly owned subsidiary of Parent (“merger subsidiary”) and the Company, pursuant to which the merger subsidiary will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). On May 6, 2021, Leaf Group filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the "Proxy Statement") for the solicitation of proxies in connection with a special meeting of Leaf Group stockholders, to be held June 10, 2021, to vote upon, among other things, the adoption of the Merger Agreement.

SUPPLEMENT TO PROXY STATEMENT

Leaf Group is supplementing the Proxy Statement with certain additional information set forth below. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Without agreeing in any way that the disclosures below are material or otherwise required by law, Leaf Group makes the following supplemental disclosures:

SUPPLEMENTAL DISCLOSURES

1.            The section of the Proxy Statement entitled “Background of The Merger” is hereby supplemented as follows:

The third and fourth full paragraphs on page 31 of the Proxy Statement is amended and restated in its entirety to read as follows (with the new text in underline):

“On January 26, 2021, Company management discussed with representatives of Moorgate Securities LLC (referred to as “Moorgate”) Parent’s interest in a potential acquisition of the Company and the possibility of Moorgate acting as a financial advisor to assist the Company in its evaluation of the expected proposal from Parent and any other acquisition proposals that the Company may receive. The Company contacted Moorgate because (i) of its earlier engagement as a financial advisor in connection with the 2019 – 20 Strategic Process, (ii) of its substantial knowledge of and familiarity with the Company’s business and operations, competitors and the industries in which the Company operates and (iii) if the Company were sold by June 2021, Moorgate would be entitled to a transaction fee under its prior engagement letter with the Company. It was further known that other than its engagement in connection with the 2019-20 Strategic Process, Moorgate has not provided investment banking or financial advisory services to the Company or Parent, including any of its affiliates or portfolio companies, that could otherwise create a conflict of interest in connection with any evaluation of the merger.

On January 27, 2021, the Board held a meeting with members of Company management and representatives of Goodwin Procter LLP (referred to as “Goodwin”), the Company’s outside legal counsel, present. Mr. Moriarty discussed Parent’s interest in exploring a potential acquisition of the Company, the parties’ discussions to date, that the parties had entered into a confidentiality agreement and that the Company had provided preliminary and limited due diligence information to Parent. Representatives of Goodwin provided an overview of the fiduciary duties of the Company’s directors under Delaware law and the legal standards applicable to their decisions and actions in evaluating and responding to an offer to acquire the Company. Company management discussed the potential engagement of Moorgate to assist the Board with regard to the expected proposal from Parent and any other acquisition proposals that the Company may receive. In light of the factors described above, the Board approved the engagement of Moorgate as financial advisor, subject to the negotiation of a satisfactory engagement letter. Representatives of Goodwin also discussed that, because Moorgate does not provide fairness opinions and would not consider doing so in connection with its strategic advice to the Company, in the event of a sale of the Company the Company would have to engage an additional financial advisor to deliver a fairness opinion. The Board discussed that it would be appropriate to consider Canaccord Genuity to deliver such a fairness opinion, given that Canaccord Genuity was the sole book-running manager in the Company’s December 14, 2020 public offering and its substantial knowledge and familiarity with the Company and its industry. Company management also informed the Board that it was in the process of finalizing its 2021 financial plan and its five-year standalone plan, which upon completion would be presented to the Board. Following discussion, the Board authorized the Company and its advisors to continue discussions with Parent. Also at the meeting, Company management provided an update on the Company’s preliminary financial outlook for the then-current fiscal quarter.”

2.             The section of the Proxy Statement entitled “The Merger—Opinion of Leaf Group’s Financial Advisor—Summary of Financial Analyses—Selected Public Companies Analysis” is hereby supplemented as follows:

The last full paragraph on page 44 of the Proxy Statement is amended and restated in its entirety to read as follows (with the new text in underline):

“Selected Public Companies Analysis. Canaccord Genuity reviewed certain publicly available financial information for selected public companies in the digital media and e-commerce industries that, based on its experience and professional judgment, share similar financial, business or operating characteristics to the Company, taking into account, among other things, market capitalization, growth or margins. No company utilized in the selected public companies analysis is directly comparable to the Company and certain of these companies may have financial, business or operating characteristics that are materially different from those of the Company. However, the companies were selected, among other reasons, because they are publicly-traded companies with businesses that, for purposes of Canaccord Genuity’s analysis, may be considered similar to that of the Company based on industry sector and financial profile.”

3.             The section of the Proxy Statement entitled “The Merger—Opinion of Leaf Group’s Financial Advisor—Summary of Financial Analyses—Discounted Cash Flow Analysis” is hereby supplemented as follows:

The third full paragraph on page 47 of the Proxy Statement is amended and restated in its entirety to read as follows (with the new text in underline):

“Canaccord Genuity calculated the net present value of the unlevered free cash flows for the Company for calendar years 2021 through 2025 and calculated terminal values in the year 2025 based on a terminal perpetual growth rate ranging from 2.0% to 3.5%. Canaccord Genuity selected these terminal perpetual growth rates based on the application of its experience and professional judgment, and taking into account, among other things, expectations regarding inflation and the long-term growth rate of the U.S. economy. These values were discounted to net present values at a discount rate ranging from 12.5% to 14.0%, which range of discount rates was selected, upon the application of Canaccord Genuity’s experience and professional judgment, to reflect the Company’s estimated range of weighted average cost of capital based in part on the Company’s capital structure, cost of debt and tax rate and the capital asset pricing model. Based on this analysis, Canaccord Genuity derived a range of implied enterprise values for the Company of $196.4 to $276.3 million and a range of implied equity values for the Company of $241.8 to $321.7 million. Canaccord Genuity also derived a range of implied per share equity values for the Company (using the fully-diluted shares of Company common stock of 38.0 million determined using the treasury stock method as provided by Company management) of $6.37 to $8.47, compared to the merger consideration of $8.50 per share.”

Additional Information and Where to Find It

This communication relates to the proposed Merger involving the Company pursuant to the Agreement and Plan of Merger, dated as of April 3, 2021, by and among the Company, Parent and Pacifica Merger Sub, Inc., a wholly owned subsidiary of Parent (the “Merger Agreement”) and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company filed relevant materials with the SEC, including the Proxy Statement. The Proxy Statement was filed with the SEC and was first mailed to stockholders of the Company on May 6, 2021. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. Stockholders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.leafgroup.com or by contacting the Company’s Investor Relations contact at shawn.milne@leafgroup.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company Common Stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 25, 2021 (as amended by the Amendment No. 1 to Form 10-K filed with the SEC on April 30, 2021), its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 20, 2020, and in subsequent documents filed or to be filed with the SEC, including the Proxy Statement. Information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the Merger, by security holdings or otherwise, is included in the Proxy Statement, and any such additional information will be included in other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed Merger and the timing of the closing of the proposed Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) unanticipated difficulties or expenditures relating to the proposed Merger, the response of business partners and competitors to the announcement of the proposed Merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger; (v) the response of Company stockholders to the Merger Agreement; and (vi) those risks detailed in the Company’s most recent Annual Report on Form 10-K (as amended by the Amendment No. 1 to such Form 10-K) and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communications relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF GROUP LTD.

Date: June 3, 2021	By:	/s/ Adam Wergeles
	Name:	Adam Wergeles
	Title:	Executive Vice President and General Counsel